UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2424 Garden of the Gods Road, Suite 300
Colorado Springs, CO 80919
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officer

On March 20, 2019, Matthew M. Klein, Senior Vice President and Chief Financial Officer of the Company, notified the Company of his resignation, effective April 15, 2019, to pursue other career interests. Mr. Klein’s departure did not involve any disagreement with the Company’s management or its external auditor.

(c) Appointment of Certain Officer

On March 20, 2019, the Board of Directors of the Company appointed William B. Noon, the Company’s Corporate Vice President and Chief Accounting Officer, as the Company’s acting Chief Financial Officer, effective April 15, 2019. The Company will undertake a search for a new Chief Financial Officer. Mr. Noon will continue to serve as the Company’s Chief Accounting Officer. Any change in compensation for Mr. Noon in this interim role has not yet been determined.

Mr. Noon, age 55, joined the Company on August 15, 2016 as the Chief Accounting Officer. He has more than 25 years of financial and accounting experience, which includes being Chief Financial Officer of Mattersight Corporation, a publicly traded enterprise analytics company. Mr. Noon has significant experience with the Company and has provided support in the areas of financial reporting at various times since 2014.

From April 2016 until joining the Company, Mr. Noon provided financial reporting consulting services to the Company as a sole practitioner. From 2013 to April 2016, Mr. Noon was a partner at TATUM, a Randstad company specializing in expert consulting and talent services in accounting, finance and information technology. While at TATUM, Mr. Noon assisted various global multi-billion-dollar revenue companies with their SEC financial reporting activities. In addition, while at TATUM, Mr. Noon provided consulting services to the Company, from 2014 until May 2015 on its financial reporting activities in connection with its spin-off from Exelis Inc. in 2014 and subsequent financial statements. From 2009 to 2013, Mr. Noon held various leadership positions at Mattersight Corporation, an enterprise analytics company, including Vice President of Finance from 2012 to 2013 and Vice President and Chief Financial Officer from 2009 to 2012. Mr. Noon received his Bachelor of Science in Accountancy from the University of Central Oklahoma and is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Noon and any other person pursuant to which Mr. Noon was selected as the Company’s acting Chief Financial Officer. Mr. Noon has no family relationships with any director, executive officer or person nominated or chosen by the company to become a director or executive officer of the Company. Mr. Noon is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2019	VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Deputy General Counsel and Corporate Secretary